                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-61383) and the Registration Statements on Form S-8 (No. 333-34109 and No. 333-34139) of H.T.E., Inc. of our reports dated April 10, 1998, July 7, 1998 and September 4, 1996, relating to the financial statements of UCS, Inc. (not presented separately herein), which appear in this Current Report on Form 8-K.



                                             /s/ PricewaterhouseCoopers LLP
                                             ---------------------------------
                                                 PricewaterhouseCoopers LLP

Miami, Florida
August 18, 1998